As filed with the Securities and Exchange Commission on November 4, 2009
Registration No. 333-143083

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
International Wire Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3357	43-1705942
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)
12 Masonic Ave.
Camden, New York 13316
(315) 245-3800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
International Wire Group, Inc. 2006 Management Stock Option Plan
International Wire Group, Inc. 2006 Stock Option Plan for Nonemployee Directors
Nonqualified Stock Option Agreement, dated August 1, 2005
(Full title of the Plan)
Rodney D. Kent
Chief Executive Officer
International Wire Group, Inc.
12 Masonic Ave.
Camden, New York 13316
(315) 245-3800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
R. Scott Cohen, Esq.
Weil, Gotshal & Manges LLP
200 Crescent Court
Suite 300
Dallas, Texas 75201
(214) 746-7700

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.
Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8, (Registration No. 333-143083) filed by International Wire Group, Inc. (the “Company”) on May 18, 2007 (the “Registration Statement”) registering 1,625,000 shares of common stock of the Company to be issued in connection with the International Wire Group, Inc. 2006 Management Stock Option Plan, the International Wire Group, Inc. 2006 Stock Option Plan for Nonemployee Directors and that certain Nonqualified Stock Option Agreement, dated August 1, 2005, by and between International Wire Group, Inc. and William Lane Pennington.
     This Post-Effective Amendment is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden, State of New York, on November 4, 2009.

INTERNATIONAL WIRE GROUP, INC.
By:	/s/ Rodney D. Kent
Rodney D. Kent
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on November 4, 2009.

Signature	Title	Date

Chief Executive Officer and Director
/s/ Rodney D. Kent	(Principal Executive Officer)	November 4, 2009
Rodney D. Kent

Senior Vice President, Chief Financial Officer and Secretary
/s/ Glenn J. Holler	(Principal Financial and Accounting Officer)	November 4, 2009
Glenn J. Holler

/s/ Hugh Steven Wilson	Chairman of the Board	November 4, 2009
Hugh Steven Wilson

/s/ William Lane Pennington	Director	November 4, 2009
William Lane Pennington

/s/ Peter Blum	Director	November 4, 2009
Peter Blum

/s/ David M. Gilchrist, Jr.	Director	November 4, 2009
David M. Gilchrist, Jr.

/s/ David H. Robbins	Director	November 4, 2009
David H. Robbins

/s/ Lowell W. Robinson	Director	November 4, 2009
Lowell W. Robinson

/s/ John T. Walsh	Director	November 4, 2009
John T. Walsh